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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 _____________

                                Amendment No. 1

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                ChemFirst Inc.
            (Exact name of registrant as specified in its charter)

              Mississippi                                64-0679456
  (State of incorporation or organization)    (IRS Employer Identification No.)

    700 North Street, P.O. Box 1249                      39215-1249
          Jackson, Mississippi                           (Zip Code)
  (Address of principal executive offices)

  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

  Securities Act registration statement file number to which this form relates:
333-15789

  Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered:                  each class is to be registered:
          Common Stock                          New York Stock Exchange
          Preferred Stock Purchase Rights

  Securities to be registered pursuant to Section 12(g) of the Act: None
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                               EXPLANATORY NOTE

  ChemFirst Inc. ("ChemFirst") hereby amends its Form 8-A filed on December 9, 1996 in order to file the Second Amendment to Rights Agreement, effective October 1, 2001, by and among ChemFirst, The Bank of New York and American Stock Transfer & Trust Company (the "Rights Agreement"), as an exhibit to the Form 8-A.

  The amendment to the Rights Agreement serves to change the Rights Agent from The Bank of New York to American Stock Transfer & Trust Company, and to lower the required minimum combined capital and surplus of the Rights Agent from $100 million to $10 million. The First Amendment to the Rights Agreement, effective May 1, 1997, changed the Rights Agent from KeyCorp Shareholder Services, Inc. to The Bank of New York.

Item 1.   Description of Registrant's Securities to be Registered.

  The information set forth in Item 1 of the Form 8-A has not changed as of the date of this Amendment No. 1.

Item 2.   Exhibits

Exhibit   Exhibit
-------   -------
No.       Description
---       -----------

3(a) ChemFirst's Amended and Restated Articles of Incorporation were filed as Exhibit 3.1 to Amendment No. 1 to ChemFirst's Form S-1 (Registration No. 333-15789) filed on November 18, 1996, and are incorporated herein by reference.

3(b) ChemFirst's Bylaws, as amended, were filed as Exhibit 4.3 to ChemFirst's Form S-8 (Registration No. 333-69965) filed on December 30, 1998, and are incorporated herein by reference.

4(a) Rights Agreement, dated as of October 30, 1996, between ChemFirst and KeyCorp Shareholder Services, Inc., was filed as Exhibit 4 to Amendment No. 1 to ChemFirst's Form S-1 (Registration No. 333-15789) filed on November 18, 1996 and is incorporated herein by reference.

4(b) First Amendment to Rights Agreement, effective May 1, 1997, by and among ChemFirst, KeyCorp Shareholder Services, Inc. and The Bank of New York, was filed as Exhibit 4.5 to ChemFirst's Form S-8 (Registration No. 333-69965) filed on December 30, 1998, and is incorporated herein by reference.

4(c) Second Amendment to Rights Agreement, effective October 1, 2001, by and among ChemFirst, The Bank of New York and American Stock Transfer & Trust Company.

4(d)      Form of ChemFirst stock certificate.
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99(a)     Amendment No. 1 to ChemFirst's Registration Statement on Form S-1
          (Registration No. 333-15789) was filed with the Commission on November 18, 1996, and is incorporated herein by reference.
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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CHEMFIRST INC.


Date: October 30, 2001             By: /s/ R. M. Summerford
                                   Name:  R. Michael Summerford
                                   Title:  President and Chief Operating Officer